EXHIBIT 10.3

RAPPAPORT LOAN DOCUMENTS

(i)	Loan Agreement dated as of Feb. 25, 2003, between Zion Oil & Gas, Inc. and Irith Rappaport
(ii)	Non-Negotiable Promissory Note dated February 25, 2003 from Zion Oil & Gas, Inc. to Irith Rappaport
(iii)	Letter Amendment dated Feb. 1, 2004 to the Loan Agreement dated 25 February 2003.

EXHIBIT 10.3 (i)

LOAN AGREEMENT

AGREEMENT, made effective this 25th day of February 2003,
by and among:
ZION OIL & GAS, INC. of 6510 Abrams Rd, Suite 300, Dallas, TX 75231
(the "Borrower"),
and
Irith Rappaport, 255A Dizengoff Street #18, Tel Aviv 63117 Israel
(the "Lender").

WHEREAS, Borrower is currently preparing a registration statement to file with the Securities and Exchange Commission of the United States (the "Registration Statement") pursuant to the Securities Act of 1933 (the "Act") in order to sell shares of its common stock, par value $0.01 per share (the "Common Stock") at the currently estimated selling price of $4.00 per share (the "Offering"); and

WHEREAS, Lender is a shareholder of Borrower and is willing to loan up to a maximum amount of $100,000 to Borrower until such time as the Registration Statement becomes effective and the Borrower can sell its Common Stock to the public; and

WHEREAS, Borrower wishes to obtain loans from Lender pursuant to the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions

  "Loan" shall mean a fixed rate loan to Zion Oil & Gas, Inc. for a minimum of $10,000 and a maximum of $100,000 due on the Credit Termination Date.

  "Loan Agreement" shall mean this Agreement and the form of Non-Negotiable Promissory Note attached as Exhibit 1 hereto.

  The "Commitment" shall be $100,000 (One Hundred Thousand Dollars).

  The "Commitment Fee" shall be $10,000 (Ten Thousand Dollars).

  The "Credit Period" shall mean the period commencing on the date of this Agreement and ending on the Credit Termination Date.

  The "Credit Termination Date" shall mean the earliest to occur of: (i) the tenth (10th) business day following the receipt by Borrower of the first Two Hundred Thousand Dollars ($200,000) in good funds from the Offering; or (ii) twelve (12) months from the date hereof; or (iii) the fifth (5th) business day following such date as the Board of Directors of Borrower may determine it has sufficient funds to repay Lender all outstanding balances of principal and interest.

2. Loans. The Lender hereby agrees, on the terms and subject to the conditions of this Loan Agreement, to make Loans (and/or to cause one or more entities controlled by Lender to make Loans) to the Borrower during the Credit Period, through and including the Credit Termination Date, in an aggregate principal amount at any one time outstanding up to the amount of the Commitment.

3. Disbursement of Loan Proceeds. The Borrower, acting by its Chairman and CEO or by its President and COO may from time to time give the Lender, written notice of each borrowing hereunder, such notice to state the amount of the borrowing and designate the Borrower's account to which the funds shall be transferred (the "Borrowing Notice"), provided that no Borrowing Notice shall be for an amount of less than $10,000 (Ten Thousand Dollars). Not later than two (2) business days following the receipt of the Borrowing Notice, the Lender shall transfer to the Borrower or cause to be transferred to Borrower the amount of the Loan to be made to it pursuant to and in accordance with the instructions in the Borrowing Notice.

4. The Note. The Loan shall be evidenced by a single promissory note of the Borrower in the form of Exhibit 1 attached hereto (the "Note"). The Note shall be subject to repayment, in whole or in part, as provided for by the terms thereof.

5. Interest. Interest shall be 10% per annum, payable in full on or before the Credit Termination Date and calculated on a 365-day year.

6. Payments. On or before the Credit Termination Date the full amount of the outstanding balance of principal and accrued interest shall be paid by Borrower to Lender in immediately available funds delivered by bank wire to an account designated in writing by Lender. In the absence of such a designation, immediately available funds in the form of a certified check drawn on an Israeli bank shall be delivered to Lender at the location set forth in the following paragraph. Prepayment of the entire outstanding balance of principal and accrued interest may be made by Borrower to Lender at any time. Partial prepayments may also be made by Borrower at any time in any multiple of One Thousand Dollars ($1,000).

7. Commitment Fee. The Commitment Fee is paid herewith in the form of 1,000 shares of Borrower's Series A Convertible Preferred Stock and warrants to purchase 5,000 shares of Common Stock at an exercise price of $1.50 per share, all of which have been issued in the names of the son and daughter of Lender. Lender hereby acknowledges receipt of the Commitment Fee.

8. Notices. Unless otherwise provided herein or by the terms of the Note, all notices, requests, reports or other communications pursuant to the Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or by facsimile (receipt electronically confirmed, with copy by ordinary first-class mail) addressed as follows:

If to Borrower to:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, Texas 75231
Attention: Eugene A. Soltero, President
Tel: +214-221-4610
Fax: +214-221-6510

and to

Zion Oil & Gas, Inc.
3710 Elizabeth Lake Rd.
Waterford, MI 48328
Attention: John M. Brown, Chairman
Tel: +248-738-7774
Fax: +248-738-7775

If to Lender to:

Irith Rappaport
255A Dizengoff Street #18
Tel Aviv 63117 Israel

Any party may change the person or the address to whom or which notices may be given hereunder, by notice duly given hereunder; provided that such notice shall be deemed to have been given only when actually received by the party to which it is addressed.

9. Counterparts. This Loan Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

10. Binding Effect; No Assignment. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lender and its successors. The rights and obligations of the parties under this Loan Agreement shall not be assigned or delegated without the prior written consent of the other party, and any purported assignment or delegation shall be void.

11. Governing Law; Jurisdiction. The Loan Agreement and all other documents and instruments executed and delivered in connection herewith shall be governed by, and construed and interpreted in accordance with the laws of the State of Israel.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.

ZION OIL & GAS, INC.                                                Irith Rappaport
/s/ E A Soltero                                                               /s/ Irith Rappaport
By: Eugene A. Soltero

EXHIBIT A: NON-NEGOTIABLE PROMISSORY NOTE

Borrower:	Zion Oil & Gas, Inc. 6510 Abrams Road, Suite 300 Dallas, TX 75231	Lender:	Irith Rappaport 255A Dizengoff Street #18 Tel Aviv 63117 Israel

Principal Amount: $100,000 Date of Note: February 25, 2003

PROMISE TO PAY. Zion Oil & Gas, Inc. ("Borrower") promises to pay Irith Rappaport ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until maturity.

LOAN AGREEMENT. This Note is made pursuant to that certain Loan Agreement dated as of the date hereof between Lender and Borrower (the "Loan Agreement"). In the event of any discrepancy between this Note and the Loan Agreement, this Note shall prevail.

MATURITY AND PAYMENT. Borrower will pay the outstanding principal balance and accrued interest under this Note on or before the Credit Termination Date (as defined in the Loan Agreement).

INTEREST RATE. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note shall be ten per cent (10%) per annum, payable on or before the Credit Termination Date. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Prepayments may be made as set forth in the Loan Agreement.

POST MATURITY RATE. Upon the occurrence of any Event of Default, or if this Note is not paid at final maturity, Lender, at Lender's option, may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid, at the Post Maturity Rate provided in this Note. The "Post Maturity Rate" on this Note is the lesser of the maximum rate allowed by applicable law or twenty per cent (20%) per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Note or the Loan Agreement.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower in aggregate amounts exceeding the Commitment and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against any assets of Borrower. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim that is the basis of the creditor or forfeiture proceeding.

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets and such failure results in a material adverse consequence to Borrower.

LENDER'S RIGHTS. Upon the occurrence of any Event of Default and failure to cure such Event of Default within thirty (30) days written notice from Lender to Borrower, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount.

ATTORNEYS' FEES. Lender may hire an attorney to help collect the Loan if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Israel.

LIMITS ON USE OF METHODS AND ADVANCEMENTS. Lender reserves the right not to honor requests for advances in the following circumstances:

Credit Limit Violation. The advance would result in aggregate outstanding advances in excess of the amount of the Commitment agreed to by the Lender pursuant to the Loan Agreement.

Termination of Suspension. Borrower is in default or would be so if Lender made the advance.

Termination of Violation. Borrower requests an advance which is less than the minimum amount required by this Note.

INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or the Loan Agreement, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or the Loan Agreement, together with interest on such amounts as provided in this Note.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE LOAN AGREEMENT.

General Provisions. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by U.S. Federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other Indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower to the extent allowed by law, waives presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Note is not assignable except with the prior written consent of the Borrower.

BORROWER:

Zion Oil & Gas, Inc.

By: __________________________ Attest: _________________________
      Eugene A. Soltero, President                             William H. Avery, Assistant Secretary

EXHIBIT 10.3 (ii)

NON-NEGOTIABLE PROMISSORY NOTE

Borrower:	Zion Oil & Gas, Inc. 6510 Abrams Road, Suite 300 Dallas, TX 75231	Lender:	Irith Rappaport 255A Dizengoff Street #18 Tel Aviv 63117 Israel

Principal Amount: $100,000 Date of Note: February 25, 2003

PROMISE TO PAY. Zion Oil & Gas, Inc. ("Borrower") promises to pay Irith Rappaport ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until maturity.

LOAN AGREEMENT. This Note is made pursuant to that certain Loan Agreement dated as of the date hereof between Lender and Borrower (the "Loan Agreement"). In the event of any discrepancy between this Note and the Loan Agreement, this Note shall prevail.

MATURITY AND PAYMENT. Borrower will pay the outstanding principal balance and accrued interest under this Note on or before the Credit Termination Date (as defined in the Loan Agreement).

INTEREST RATE. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note shall be ten per cent (10%) per annum, payable on or before the Credit Termination Date. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Prepayments may be made as set forth in the Loan Agreement.

POST MATURITY RATE. Upon the occurrence of any Event of Default, or if this Note is not paid at final maturity, Lender, at Lender's option, may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid, at the Post Maturity Rate provided in this Note. The "Post Maturity Rate" on this Note is the lesser of the maximum rate allowed by applicable law or twenty per cent (20%) per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Note or the Loan Agreement.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower in aggregate amounts exceeding the Commitment and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against any assets of Borrower. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim that is the basis of the creditor or forfeiture proceeding.

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets and such failure results in a material adverse consequence to Borrower.

LENDER'S RIGHTS. Upon the occurrence of any Event of Default and failure to cure such Event of Default within thirty (30) days written notice from Lender to Borrower, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount.

ATTORNEYS' FEES. Lender may hire an attorney to help collect the Loan if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Israel.

LIMITS ON USE OF METHODS AND ADVANCEMENTS. Lender reserves the right not to honor requests for advances in the following circumstances:

Credit Limit Violation. The advance would result in aggregate outstanding advances in excess of the amount of the Commitment agreed to by the Lender pursuant to the Loan Agreement.

Termination of Suspension. Borrower is in default or would be so if Lender made the advance.

Termination of Violation. Borrower requests an advance which is less than the minimum amount required by this Note.

INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or the Loan Agreement, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or the Loan Agreement, together with interest on such amounts as provided in this Note.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE LOAN AGREEMENT.

General Provisions. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by U.S. Federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other Indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower to the extent allowed by law, waives presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Note is not assignable except with the prior written consent of the Borrower.

BORROWER:

Zion Oil & Gas, Inc.

By: /s/ E A Soltero                                                      Attest: /s/ William H. Avery
       Eugene A. Soltero, President                                          William H. Avery, Assistant Secretary

EXHIBIT 10.3 (iii)

ZION OIL & GAS, INC.

6510 Abrams Rd., Suite 300, Dallas, TX 75231

February 1, 2004

Ms. Irith Rappaport
255A Dizengoff Street #18
Tel-Aviv 63117
Israel

Re: Loan Agreement, dated 25 February 2003 - Extension of Credit Termination Date

Dear Irith,

Further to that certain Loan Agreement, made effective 25th February 2003, between yourself and Zion Oil & Gas, Inc. ("Zion") (the "Loan Agreement") and the Non-Negotiable Promissory Note, dated February 25, 2003 issued by Zion to you pursuant to the Loan Agreement (the "Note"), this letter confirms our agreement to amend clause (ii) of the definition of the Credit Termination Date as appears at section 1(f) of the Loan Agreement and as adopted by the provisions of the Note to "December 31, 2004" from the date currently provided thereat.

Other than as above provided, the terms of the Loan Agreement and the Note shall continue in full force and effect.

Your understanding and cooperation in this matter is much appreciated.

Very truly yours,

/s/ E.A. Soltero
Zion Oil & Gas, Inc.
by Eugene A. Soltero
President

Acknowledged and agreed

s/ Irith Rappaport________
Irith Rappaport

Date: February 1, 2004